Exhibit K-8
        Market Share for Combined Gas and Electric Companies in Illinois
                              and Bordering States
                 (Companies Listed in Order of Customers Served)
--------------------------------------------------------------------------------

                              [Vertical Bar Chart]

X-axis (bottom of chart):

         Northern States Power Co.
         Cinergy Co.
         Ameren Corp.
         Alliant Energy Corp.
         MidAmerican Energy Holdings Co.
         UtiliCorp United, Inc.
         NIPSCO Industries, Inc.
         Illinova Corp.
         LG&E Energy Corp.
         WPS Resources Corp.
         Cilcorp, Inc.
         Madison Gas & Electric Co.
         SIGCORP, Inc.
         Minnesota Power, Inc.
         St. Joseph Light & Power Co.
         Mount Carmel Public Utility Co.

Y-axis (left side of chart): Market Share Percentages (listed in increments of 5 percent between and including 0 and 25 percent)

[Bar Chart lists market shares for combined gas and electric companies in Illinois and Bordering States in terms of assets, revenues and number of customers. The companies are listed in the order of customers served as provided below. Assets, revenues and customers are represented by green, violet and red bars, respectively.]


          Market Share for Combined Gas and Electric Companies in Illinois and Bordering States
                                       Companies Sorted by Revenue

Holding Company                                  Revenue      Rank       Share of Total  Cumulative Share
                                             (millions of $)
---------------------------------------------------------------------------------------------------------
Cinergy Corp.                                          4,555   1             20.7%         20.7%
Ameren Corp.                                           3,139   2             14.3%         35.0%
Northern States Power Co.                              2,988   3             13.6%         48.5%
Alliant Energy Corp.                                   1,932   4              8.8%         57.3%
NIPSCO Industries, Inc.                                1,789   5              8.1%         65.5%
Illinova Corp.                                         1,774   6              8.1%         73.5%
MidAmerican Energy Holdings Co.                        1,663   7              7.6%         81.1%
LG&E Energy Corp.                                        846   8              3.8%         84.9%
UtiliCorp United, Inc.                                   833   9              3.8%         88.7%
WPS Resources Corp.                                      690   10             3.1%         91.8%

Cilcorp, Inc.                                            557   11             2.5%         94.4%

Minnesota Power, Inc.                                    505   12             2.3%         96.7%
SIGCORP, Inc.                                            358   13             1.6%         98.3%
Madison Gas & Electric Co.                               271   14             1.2%         99.5%
St. Joseph Light & Power Co.                              93   15             0.4%         99.9%
Mount Carmel Public Utility Co.                           12   16             0.1%        100.0%

Total                                                 22,004


          Market Share for Combined Gas and Electric Companies in Illinois and Bordering States
                                        Companies Sorted by Assets

Holding Company                                  Assets       Rank       Share of Total  Cumulative Share
                                             (millions of $)
---------------------------------------------------------------------------------------------------------
Ameren Corp.                                          10,893   1             17.7%         17.7%
Cinergy Corp.                                          9,690   2             15.7%         33.4%
Northern States Power Co.                              7,474   3             12.1%         45.5%
Illinova Corp.                                         7,099   4             11.5%         57.0%
Alliant Energy Corp.                                   5,177   5              8.4%         65.4%
NIPSCO Industries, Inc.                                5,141   6              8.3%         73.7%
MidAmerican Energy Holdings Co.                        4,645   7              7.5%         81.3%
LG&E Energy Corp.                                      2,578   8              4.2%         85.4%
UtiliCorp United, Inc.                                 2,357   9              3.8%         89.3%
WPS Resources Corp.                                    1,640   10             2.7%         91.9%

Cilcorp, Inc.                                          1,570   11             2.5%         94.5%

Minnesota Power, Inc.                                  1,245   12             2.0%         96.5%
SIGCORP, Inc.                                          1,184   13             1.9%         98.4%
Madison Gas & Electric Co.                               654   14             1.1%         99.5%
St. Joseph Light & Power Co.                             311   15             0.5%        100.0%
Mount Carmel Public Utility Co.                           22   16             0.0%        100.0%

Total                                                 61,680


    Market Share for Combined Gas and Electric Companies in Illinois and Bordering States
                           Companies Sorted by Number of Customers

Holding Company                                Customers    Rank       Share of Total  Cumulative Share
                                              (thousands)
-------------------------------------------------------------------------------------------------------
Northern States Power Co.                            1,917   1              14.1%        14.1%
Cinergy Corp.                                        1,853   2              13.6%        27.7%
Ameren Corp.                                         1,789   3              13.2%        40.9%
Alliant Energy Corp.                                 1,271   4               9.4%        50.2%
MidAmerican Energy Holdings Co.                      1,256   5               9.2%        59.5%
UtiliCorp United, Inc.                               1,152   6               8.5%        68.0%
NIPSCO Industries, Inc.                              1,102   7               8.1%        76.1%
Illinova Corp.                                         953   8               7.0%        83.1%
LG&E Energy Corp.                                      636   9               4.7%        87.8%
WPS Resources Corp.                                    589   10              4.3%        92.1%

Cilcorp, Inc.                                          395   11              2.9%        95.0%

Madison Gas & Electric Co.                             228   12              1.7%        96.7%
SIGCORP, Inc.                                          228   13              1.7%        98.3%
Minnesota Power, Inc.                                  148   14              1.1%        99.4%
St. Joseph Light & Power Co.                            68   15              0.5%        99.9%
Mount Carmel Public Utility Co.                          9   16              0.1%       100.0%

Total                                               13,594